UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 8, 2010

NATIONAL COAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road
Knoxville, Tennessee 37923
(Address of Principal Executive Offices/Zip Code)

(865) 690-6900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2010, the Board of Directors of National Coal Corp. (the “Company”) authorized the amendment of certain stock option agreements previously issued to the Company’s employees, officers and members of the Board of Directors pursuant to the Company’s Amended and Restated 2004 National Coal Corp. Option Plan (the “Plan”).  All of the Company’s outstanding options, as well as the Company’s form of Stock Option Agreement for future grants, were amended to provide for acceleration of vesting upon a change in control of the Company.  Additionally, all options granted prior to January 1, 2009 were amended to reduce the exercise price to $1.14, $0.10 higher than the closing price of the Company’s stock on January 8, 2010.

Prior to the repricing, many of the options had exercise prices well above the recent market prices of the Company’s common stock as quoted on the NASDAQ Global Market.  The Board of Directors amended these options for, and to realign the value of the issued options with, their intended purpose, which is to retain and motivate the Company’s employees, officers and directors.

Messrs. Roling, Wagner, Snodgrass, Heinlein, Malys, Scott and Solochek, each of whom is a executive officer and/or member of the Board of Directors, have outstanding awards under the Plan.

Further, the Board of Directors approved new option grants to certain of the Company’s employees and officers.  These options vest in four equal annual installments beginning on January 8, 2011.  The following options were issued to executive officers:

Name	Options	Exercise Price	Position
William Snodgrass	100,000	$1.04	Senior VP Business Development and Chief Operating Officer
Les Wagner	40,000	$1.04	Acting Chief Financial Officer

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.

Date: January 12, 2010	By:	/s/ Daniel A. Roling
Daniel A. Roling
President and Chief Executive Officer

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